Exhibit 99.1

LogicBio Secures Up To $20 Million Debt Facility with Oxford Finance LLC and Horizon Technology Finance

Cambridge, Mass., July 2, 2019 – LogicBio Therapeutics, Inc. (Nasdaq: LOGC) (LogicBio or the Company), a genome editing company focused on developing medicines to durably treat rare diseases, today announced the closing of a $20 million secured debt facility with Oxford Finance LLC, a specialty finance firm providing senior debt to life sciences and healthcare services companies worldwide, and Horizon Technology Finance Corporation (Nasdaq: HRZN), a leading specialty finance company that provides capital in the form of secured loans to life science and technology companies. LogicBio’s current cash and cash equivalents, including the $10 million of loan proceeds received are projected to fund the Company’s planned operations into 2021.

“Securing this funding bolsters LogicBio’s financial position as it provides us with additional capital to continue to advance GeneRideTM, our proprietary promoterless, nuclease-free genome editing platform being developed to durably treat rare, genetic diseases in pediatric patients,” said Fred Chereau, CEO of LogicBio.

Under the terms of the new financing agreement, Oxford Finance and Horizon Technology Finance will provide LogicBio with up to $20 million of borrowing capacity available in two equal tranches: $10 million at closing and $10 million following the enrollment of the first patient in the Company’s Phase I/II clinical trial of LB-001 for the treatment of methylmalonic acidemia (MMA), with the second tranche available for 30 days following such enrollment but no later than September 30, 2020, subject to certain conditions, including the absence of an event of default under the loan agreement. LogicBio is only required to make interest-only payments on a monthly basis through June 2021. The entire senior debt facility will mature on June 1, 2024. Further information with respect to the credit facility is set forth in a Form 8-K filed by LogicBio with the Securities and Exchange Commission on July 2, 2019.

About LogicBio Therapeutics

LogicBio Therapeutics is a genome editing company focused on developing medicines to durably treat rare diseases in pediatric patients with significant unmet medical needs using GeneRide™, its proprietary technology platform. GeneRide enables the site-specific integration of a therapeutic transgene in a nuclease-free and promoterless approach by relying on the native process of homologous recombination to drive potential lifelong expression. Headquartered in Cambridge, Mass., LogicBio is committed to developing medicines that will transform the lives of pediatric patients and their families.

For more information, please visit www.logicbio.com.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. These are not statements of historical facts and are based on management’s beliefs and assumptions and on information currently available. They are subject to risks and uncertainties that could cause the actual results and the implementation of the Company’s plans to vary materially, including the risks associated with the initiation, cost, timing, progress and results of the Company’s current and future research and development activities and preclinical studies and potential future clinical trials. These risks are discussed in the Company’s filings with the U.S. Securities and Exchange

Commission (SEC), including, without limitation, the Company’s Annual Report on Form 10-K filed on April 1, 2019 with the SEC, and the Company’s subsequent Quarterly Reports on Form 10-Q and other filings with the SEC. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, even if new information becomes available in the future.

Contacts:

Courtney Turiano

Stern Investor Relations

Courtney.Turiano@sternir.com

212-362-1200

Stephanie Simon

Ten Bridge Communications

stephanie@tenbridgecommunications.com

617-581-9333